SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2002

EXPRESSJET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31300	76-0517977
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSCE, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2639

(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release announcing projected revenue for the year ended December 31, 2002, its average controllable completion factor for the months January through May 2002 and the projected compound average growth rates from 2001 through 2004 in available seat miles and block hours.

      Presentation Data.

Item 9. Regulation FD Disclosure.

    On June 11, 2002 the Company announced its projected revenue for the year ended December 31, 2002, its average controllable completion factor for the months of January through May 2002 and the projected compound average growth rates from 2001 through 2004 in available seat miles and block hours.

    The Company is furnishing herewith certain data being presented by certain of its executive officers on June 12, 2002 at the Merrill Lynch Global Transportation Conference.

Beginning Wednesday, June 12, 2002, an audio webcast of their remarks and accompanying graphic presentation will be made available under the Investor Relations section at ExpressJet's corporate website at http://www.expressjetair.com/investor relations.

Please note that the foregoing contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. Actual results could differ materially from those described in the forward-looking statements. Additional information concerning risk factors that could cause our actual results to differ materially from those in the forward-looking statements are described in the company's securities filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-1 dated April 17, 2002. Such factors include our high leverage; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible Federal Aviation Administration requirements; labor costs and relations; certain tax matters; competition and industry conditions; our dependence on the financial and operational strength of Continental Airlines; and the seasonal nature of the airline business. The company does not undertake any duty to update any such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, ExpressJet Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC.

By /s/ John F. Wombwell

John F. Wombwell

Vice President, General Counsel and Secretary

June 11, 2002

EXHIBIT INDEX

    Press Release

    Presentation Data.